Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-199728 on Form S-8 of our report dated August 23, 2023, relating to the financial statements of Kimball Electronics, Inc., and the effectiveness of the Kimball Electronics, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Kimball Electronics, Inc. for the year ended June 30, 2023.

/s/ Deloitte & Touche LLP
Indianapolis, Indiana
November 21, 2023